SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Ally Master Owner Trust

(Issuing Entity with respect to Securities)

Ally Wholesale Enterprises LLC

(Depositor with respect to Securities)

Ally Bank

(Sponsor with respect to Securities)

Delaware	333-190561-01	27-6449246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Ally Wholesale Enterprises LLC 200 Renaissance Center Detroit, Michigan	48265
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (313) 656-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.	Change of Servicer or Trustee.

General. Effective January 27, 2014, (a) HSBC Bank USA, National Association resigned from its role as Owner Trustee, Certificate Paying Agent and Certificate Registar and HSBC Trust Company (Delaware), National Association resigned from its role as Delaware Trustee pursuant to the terms of the Trust Agreement, dated as of February 12, 2010 (the “Trust Agreement”), among Ally Wholesale Enterprises LLC, as depositor, HSBC Bank USA, National Association, as owner trustee, and HSBC Trust Company (Delaware), National Association, as Delaware trustee and (b) Ally Financial Inc., as administrator, appointed U.S. Bank Trust National Association (“U.S. Bank Trust”) as the successor Owner Trustee, Delaware Trustee, Certificate Paying Agent and Certificate Registrar. The resignation and appointment described in this paragraph apply to each series of outstanding notes of Ally Master Owner Trust (the “Trust”).

Item 1109 Disclosure. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $361 billion as of September 30, 2013, is the parent company of U.S. Bank. As of September 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of September 30, 2013, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile backedsecurities since 2000. As of September 30, 2013, U.S. Bank Trust was acting as owner trustee on 95 automobile backed-securities.

The owner trustee may, in the name of the Trust, conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The direction of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the owner trustee to take certain actions and the consent of those certificateholders is required in order for the owner trustee to take certain other actions. The owner trustee may not initiate or compromise any action or claim involving the Trust, amend the indenture, the administration agreement or the certificate of trust of the Trust, or appoint certain successor agents unless (i) the owner trustee has given notice to the certificateholders, and (ii) such certificateholders have not notified the owner trustee that such consent is withheld. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

On each business say, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account that are available on such business day. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer on such business day; provided, that no such statement shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust. The owner trustee will maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the Trust for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data.

The owner trustee’s liability in connection with the issuance and sale of securities of the Trust is limited solely to the express obligations of the owner trustee set forth in the Trust Agreement governing the Trust. The owner trustee will not be liable for the default or failure of any of the administrator, the Trust, servicer or the indenture trustee to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act, its own willful misconduct in the performance of any act or the inaccuracy of any representation or warranty of the owner trustee. An owner trustee may provide notice of its resignation at anytime. The administrator of the Trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the Trust Agreement, if the owner trustee becomes insolvent or subject to receivership or conservatorship, or if the owner trustee is no longer able to act. Following any resignation or removal of any owner trustee, the administrator will be obligated to promptly appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities of the Trust.

The Delaware trustee will have the duties of (i) accepting legal process served on the Trust in the state of Delaware, and (ii) executing certificates required to be filed with the Delaware secretary of state that the Delaware trustee is required to execute pursuant to the Delaware Statutory Trust Act. The Delaware trustee will have the same rights, protections and indemnities under the Trust Agreement as the owner trustee, as described above. The administrator and the owner trustee, acting jointly, may at any time accept the resignation or remove the Delaware trustee. Costs associated with the termination of the Delaware trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the Delaware trustee to be indemnified from the cash flow that would otherwise be used to pay the securities of the Trust.

Item 9.01.	Exhibits

Exhibit 99.1	Instrument of Resignation, Appointment and Acceptance, dated January 24, 2014, among HSBC Bank USA, National Association, HSBC Trust Company (Delaware), National Association, U.S. Bank Trust National Association, Ally Wholesale Enterprises LLC, and Ally Financial Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY WHOLESALE ENTERPRISES LLC

By:	/s/ M.T. St. Charles
Name:	M.T. St. Charles
Title:	Vice President

Dated: January 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Instrument of Resignation, Appointment and Acceptance, dated January 24, 2014, among HSBC Bank USA, National Association, HSBC Trust Company (Delaware), National Association, U.S. Bank Trust National Association, Ally Wholesale Enterprises LLC, and Ally Financial Inc.